Exhibit 99.1

ITG Reports Second Quarter 2016 Results

NEW YORK, July 28, 2016 — ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended June 30, 2016.

Second quarter 2016 highlights included:

•                  GAAP net loss of $5.2 million, or $0.16 per diluted share compared to GAAP net loss of $10.2 million, or $0.30 per diluted share for the second quarter of 2015. GAAP results for the second quarter of 2016 include the impact of charges and a partial offsetting gain netting to $7.1 million, or $0.14 per diluted share after taxes, for (i) settlement costs and associated legal fees related to the arbitration with ITG’s former CEO, (ii) restructuring charges related to our U.S. high-touch trading and sales organizations and the closing of the U.S. matched-book securities lending operations and the Canadian arbitrage trading desk, (iii) the amount expensed for upfront cash and stock awards granted to ITG’s new CEO, and (iv) a gain primarily related to the receipt of proceeds from a business interruption insurance claim arising from a U.S. data center service interruption in August 2015. The GAAP net loss for the second quarter of 2015 includes a reserve for the Company’s settlement with the SEC and related legal and other fees totaling $22.6 million pre-tax, or $0.62 per diluted share after taxes.

•                  Adjusted loss of $0.8 million, or $0.02 per share, compared to adjusted net income of $11.4 million, or $0.32 per diluted share in the second quarter of 2015 in each case excluding the charges and gain listed above.

•                  Revenues of $120.6 million, compared to revenues of $140.5 million in the second quarter of 2015. Adjusted revenues, excluding the gain amount noted above, were $118.2 million.

•                  GAAP expenses of $130.3 million and adjusted expenses of $120.7 million compared to GAAP expenses of $149.4 million and adjusted expenses of $126.8 million in the second quarter of 2015.  Adjusted expenses exclude the charges listed above.

•                  Average daily trading volume in the U.S. of 132 million shares versus 183 million shares in the second quarter of 2015. POSIT® average daily U.S. volume was 50 million shares compared to 93 million shares in the second quarter of 2015. Total average daily U.S.

                        volume traded through POSIT Alert® was 11 million shares, compared to 15 million shares in the second quarter of 2015.

•                  In Europe, average daily value traded in POSIT was $1.19 billion compared to $1.25 billion in the second quarter of 2015. Total average daily value traded through POSIT Alert in Europe increased 11% compared to the second quarter of 2015.

•                  The repurchase of 322,000 shares of common stock for a total of $5.3 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled $246.0 million for a total of 16.2 million shares, resulting in a decrease in shares outstanding, net of issuances, of nearly 25%.

Commenting on the results, ITG Chief Executive Officer and President, Frank Troise, said, “Our performance in the second quarter demonstrates the imperative to invest in our business and in our team as we strive to be the global leader in technology-driven liquidity, execution, analytics and workflow solutions. I believe that with passion, discipline and a commitment to excellence we will capitalize on the significant opportunities available across all of our businesses. Over the last several months, we have conducted an end-to-end business review and developed a plan to grow our revenues and expand our margins. I look forward to sharing the details of how the plan is focused on strengthening our client franchise and delivering greater shareholder value on the earnings call this morning.”

Regional Segment Results

ITG’s North American revenues were $74.4 million in the second quarter of 2016 compared to $92.2 million in the second quarter of 2015. ITG reported a net loss of $0.5 million in North America in the second quarter of 2016, compared to net income of $6.3 million in the second quarter of 2015. U.S. revenues were $58.6 million, compared to $75.5 million in the second quarter of 2015 including the impacts of the sale of the energy research operations in December 2015 and the sale of the remaining investment research operations in May 2016. Canada revenues were $15.8 million, compared to $16.7 million in the second quarter of 2015, including the impact of currency translation.

ITG’s Europe and Asia Pacific revenues were $43.5 million in the second quarter of 2016 compared to $48.1 million in the second quarter of 2015, including the impact of currency translation. European revenues were $32.2 million, compared to $33.6 million in the second quarter of 2015. Asia Pacific revenues were $11.3 million, compared to $14.5 million in the second quarter of 2015. ITG’s Europe and Asia Pacific operations reported net income of $5.1 million in the second quarter of 2016 compared to $8.0 million in the second quarter of 2015.

Corporate activity reduced GAAP net income by $9.9 million in the second quarter of 2016, including the (i) settlement costs and associated legal fees related to the arbitration with ITG’s former CEO, (ii) restructuring charges related to the U.S. high-touch trading and sales organizations and the business closures, and (iii) after-tax impact of the amount expensed during the second quarter of 2016 for the upfront cash and stock awards to ITG’s new CEO. These charges were partially offset by a gain primarily related to a business interruption insurance claim. Corporate activity reduced GAAP net income by $24.5 million in the second quarter of 2015, including the reserve for the SEC settlement and related legal and other fees. Corporate activity includes investment income and non-operating gains, as well as costs not associated with operating ITG’s regional and product group business lines including, among others, the costs of being a public company, intangible amortization, interest expense, the costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating items.

Year-to-Date Results

For the first six months of 2016, revenues were $245.3 million and adjusted revenues were $242.8 million. GAAP net loss for the first six months of 2016 was $7.7 million, or $0.23 per diluted share, and adjusted net income was $1.1 million, or $0.03 per diluted share. For the first six months of 2015, revenues were $290.2 million, GAAP net income was $6.5 million, or $0.18 per diluted share, and adjusted net income was $28.1 million, or $0.80 per diluted share.

The discussion of results above includes adjusted revenues, adjusted expenses, adjusted net income and related per share amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call on 2Q16 Results and Business Review

A conference call to discuss the firm’s results, as well as the findings of the recent end-to-end business review, will be held today at 11:00 am ET. Those wishing to listen to the call should dial 1-844-881-0134 (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection. The webcast and accompanying slideshow presentation will be available on ITG’s website at investor.itg.com. For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10089267. The replay will be available starting approximately one hour after the completion of the conference call.

About ITG

ITG applies technology and trading expertise to reduce implementation costs, helping clients improve investment performance. ITG provides liquidity, execution, analytics and workflow solutions to leading asset management and brokerage firms. Investment Technology Group, Inc. (NYSE: ITG) has offices in Asia Pacific, Europe and North America and offers trading services in more than 50 countries. For more information go to www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2015 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, customers’ reactions to the settlement in August 2015 with the Securities and Exchange Commission, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations, the volatility of our stock price, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Commissions and fees	$94,696	$110,860	$193,656	$229,786
Recurring	21,811	26,447	44,006	53,379
Other	4,103	3,187	7,616	7,056
Total revenues	120,610	140,494	245,278	290,221

Expenses:
Compensation and employee benefits	48,315	53,899	100,779	111,307
Transaction processing	22,098	25,187	44,932	49,760
Occupancy and equipment	14,066	14,470	28,044	28,842
Telecommunications and data processing services	14,848	13,011	29,621	25,783
Restructuring charges	4,355	—	4,355	—
Other general and administrative	26,014	42,408	49,736	60,165
Interest expense	572	468	1,107	973
Total expenses	130,268	149,443	258,574	276,830
(Loss) income before income tax expense	(9,658)	(8,949)	(13,296)	13,391
Income tax (benefit) expense	(4,441)	1,261	(5,573)	6,868
Net (loss) income	$(5,217)	$(10,210)	$(7,723)	$6,523

(Loss) income per share:
Basic	$(0.16)	$(0.30)	$(0.23)	$0.19
Diluted	$(0.16)	$(0.30)	$(0.23)	$0.18

Basic weighted average number of common shares outstanding	33,189	34,076	33,147	34,172
Diluted weighted average number of common shares outstanding	33,189	34,076	33,147	35,329

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues by Geographic Region:
U.S. Operations	$58,574	$75,474	$124,903	$155,928
Canadian Operations	15,790	16,705	31,886	35,617
European Operations	32,203	33,574	63,342	70,180
Asia Pacific Operations	11,280	14,512	22,037	28,034
Corporate	2,763	229	3,110	462
Total Revenues	$120,610	$140,494	$245,278	$290,221

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues by Product Group:
Execution Services (1)	$83,408	$105,427	$173,201	$218,394
Workflow Technology (2)	23,094	23,550	46,687	48,623
Analytics	11,345	11,288	22,280	22,742
Corporate (non-product)	2,763	229	3,110	462
Total Revenues	$120,610	$140,494	$245,278	$290,221

Notes:

(1)         In December 2015, the Company sold its energy research operations and in May 2016 the Company sold its remaining investment research operations, both of which were within the Research Sales and Trading (RS&T) product group. Beginning in the second quarter 2016, the remaining portfolio trading and high-touch execution offerings, previously grouped within RS&T, were combined with the electronic execution and liquidity solutions, previously grouped with the Electronic Brokerage (EB) product group, to form the new Execution Services product group to create better alignment for cross-selling synergies. The entire historic activity of EB and RS&T, including the divested research operations, has been reclassified to the Execution Services product group to conform to the current presentation.

(2)         Previously known as Platforms.

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$237,512	$330,653
Cash restricted or segregated under regulations and other	38,110	37,852
Deposits with clearing organizations	94,422	70,860
Securities owned, at fair value	4,433	5,598
Receivables from brokers, dealers and clearing organizations	383,779	1,036,777
Receivables from customers	174,611	49,176
Premises and equipment, net	52,723	55,496
Capitalized software, net	39,445	39,379
Goodwill	10,590	11,933
Intangibles, net	16,751	24,611
Income taxes receivable	132	128
Deferred taxes	27,440	23,590
Other assets	26,268	22,969
Total assets	$1,106,216	$1,709,022
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$158,594	$169,530
Short-term bank loans	166,004	81,934
Payables to brokers, dealers and clearing organizations	258,794	960,559
Payables to customers	73,933	9,957
Securities sold, not yet purchased, at fair value	1,733	2,637
Income taxes payable	4,331	17,017
Term debt	9,457	12,567
Total liabilities	672,846	1,254,201
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,410,571 and 52,300,885 shares issued at June 30, 2016 and December 31, 2015, respectively	525	523
Additional paid-in capital	237,792	239,090
Retained earnings	559,169	571,626
Common stock held in treasury, at cost; 19,432,976 and 19,207,419 shares at June 30, 2016 and December 31, 2015, respectively	(339,842)	(336,923)
Accumulated other comprehensive income (net of tax)	(24,274)	(19,495)
Total stockholders’ equity	433,370	454,821
Total liabilities and stockholders’ equity	$1,106,216	$1,709,022

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations, which excludes certain unique or non-operating items. Adjusted net (loss) income and related per share amounts, adjusted revenues, adjusted expenses, adjusted pre-tax (loss) income, adjusted income tax (benefit) expense, and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) are non-GAAP performance measures that the Company believes provide investors with greater transparency and supplemental data relating to our financial condition and results of operation, and therefore a more complete understanding of factors affecting our business than U.S. GAAP measures alone. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

	Three Months Ended		Six Months Ended
	2016	2015	2016	2015
Total revenues	$120,610	$140,494	$245,278	$290,221
Less:
Other revenues - gains (1)	(2,438)	—	(2,438)	—
Adjusted revenues	118,172	140,494	242,840	290,221

Total expenses	130,268	149,443	258,574	276,830
Less:
Restructuring (2)	(4,355)	—	(4,355)	—
CEO compensation (3)	(519)	—	(3,315)	—
Contingencies for legal proceedings and related costs (4)	(4,710)	—	(7,522)	—
Reserve for SEC settlement and related costs (5)	—	(22,647)	—	(22,647)
Adjusted expenses	120,684	126,796	243,382	254,183

(Loss) income before income tax (benefit) expense	(9,658)	(8,949)	(13,296)	13,391
Effect of adjustments	7,146	22,647	12,754	22,647
Adjusted pre-tax (loss) income	(2,512)	13,698	(542)	36,038

Income tax (benefit) expense	(4,441)	1,261	(5,573)	6,868
Tax effect of adjustments (1)	2,715	1,077	3,977	1,077
Adjusted income tax (benefit) expense	(1,726)	2,338	(1,596)	7,945

Net (loss) income	(5,217)	(10,210)	(7,723)	6,523
Net effect of adjustments	4,431	21,570	8,777	21,570
Adjusted net (loss) income	$(786)	$11,360	$1,054	$28,093

Diluted (loss) earnings per share	$(0.16)	$(0.30)	$(0.23)	$0.18
Net effect of adjustments	0.14	0.62	0.26	0.62
Adjusted diluted (loss) earnings per share	$(0.02)	$0.32	$0.03	$0.80

Notes:

(1)      The Company received insurance proceeds of $2.4 million in June 2016 from its corporate insurance carrier to settle a claim for lost profits arising from an August 2015 outage in its outsourced primary data center in the U.S. Additionally, the Company generated a nominal gain on the completion of the sale of its investment research operations in May 2016.

(2)      During the three months ended June 30, 2016, the Company incurred restructuring charges related to (a) the reduction in its high-touch trading and sales organizations and (b) the closing of its U.S. matched-book securities lending operations and its Canadian arbitrage trading desk.

(3)      The Company’s new Chief Executive Officer was granted cash and stock awards upon the commencement of his employment in January 2016, a significant portion of which replaced awards he forfeited at his former employer. Due to U.S. tax regulations, only a small portion of the amount expensed for these awards during the three months ended March 31, 2016 was eligible for a tax deduction.

(4)      During the three and six month periods ended June 30, 2016, the Company established a reserve of $2.3 million and $4.8 million, respectively, for the arbitration case with its former CEO. In addition, the Company incurred legal fees related to this matter of $2.4 million and $2.7 million during the three and six month periods ended June 30, 2016, respectively. The Company settled the arbitration case in June 2016.

(5)      In the second quarter of 2015, the Company reserved $20.3 million for a settlement with the SEC in connection with the investigation into a proprietary trading pilot and incurred $2.3 million in legal and other related costs associated with this matter.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net (Loss) Income (1)(2)	$(5,217)	$(10,210)	$(7,723)	$6,523
Impact of adjustments, after-tax	4,431	21,570	8,777	21,570
Adjusted net (loss) income	(786)	11,360	1,054	28,093

Deduct:
Investment income	(316)	(221)	(623)	(443)

Add Back:
Interest expense	572	468	1,107	973
Provision for income taxes	(4,441)	1,261	(5,573)	6,868
Tax effect of adjustments	2,715	1,077	3,977	1,077
Depreciation and Amortization	10,903	11,112	21,684	22,273
Adjusted earnings before interest, taxes, depreciation, and amortization	$8,647	$25,057	$21,626	$58,841

Notes:

(1)         Net (loss) income includes pre-tax charges for non-cash stock-based compensation of $7.8 million and $4.6 million for the three months ended June 30, 2016 and 2015, respectively.

(2)         Net (loss) income includes pre-tax charges for non-cash stock-based compensation of $14.5 million and $9.5 million for the six months ended June 30, 2016 and 2015, respectively.

###